Exhibit F
Joint Filing Agreement
     In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the Common Stock, $.01 par value, of CNA Surety Corporation, and further agree to the filing of this agreement as an Exhibit thereto.
     This Joint Filing Agreement amends and restates the Joint Filing Agreement dated March 27, 2000 among Continental Casualty Company, CNA Financial Corporation and Loews Corporation.
IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of November 1, 2010.

CONTINENTAL CASUALTY COMPANY
By:	/s/ Jonathan D. Kantor
Jonathan D. Kantor
Executive Vice President, General Counsel and Secretary

THE CONTINENTAL CORPORATION
By:	/s/ Jonathan D. Kantor
Jonathan D. Kantor
Executive Vice President, General Counsel and Secretary

CNA FINANCIAL CORPORATION
By:	/s/ Jonathan D. Kantor
Jonathan D. Kantor
Executive Vice President, General Counsel and Secretary

LOEWS CORPORATION
By:	/s/ Gary W. Garson
Gary W. Garson
Senior Vice President, General Counsel and Secretary